Exhibit 99.1

For Immediate Release
May 7, 2010

PNM Resources Reports First Quarter Results
Colder weather, lower bad-debt expense drive First Choice Power ongoing results
Conference call scheduled for 11 a.m. Eastern today

FIRST QUARTER SUMMARY

●	GAAP losses of $0.09 per diluted share, compared with earnings of $0.98 per diluted share in 2009

●	Ongoing earnings of $0.06 per diluted share, compared with $0.10 per diluted share in 2009

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported unaudited 2010 first quarter consolidated GAAP losses of $8.4 million, or $0.09 per diluted share, compared with earnings of $89.5 million, or $0.98 per diluted share, during the same period last year. Quarterly GAAP results reflect an unrealized $17.9 million mark-to-market, after-tax loss on economic hedges by First Choice Power. In 2009, consolidated GAAP earnings included a $67.1 million after-tax gain from the sale of PNM’s gas operations.

Quarterly unaudited, consolidated ongoing earnings were $5.5 million, or $0.06 per diluted share, compared with $9.3 million, or $0.10 per diluted share, in 2009. Last year, PNM’s gas operations contributed $0.08 to ongoing earnings per diluted share. Ongoing earnings exclude various special items. Reconciliations of GAAP to non-GAAP measures such as ongoing earnings and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) are shown on the attached schedules 1 through 5.

“We are beginning to see signs of recovery in terms of weather-normalized retail load growth and use-per-customer for PNM and TNMP. Compared with 2009, which saw load decline, load growth was 1.6 percent and 2.3 percent for PNM and TNMP, respectively,” said Pat Vincent-Collawn, PNM Resources president and CEO.  “In addition, colder weather in New Mexico and Texas increased usage even more and contributed to earnings for our utilities and competitive retail business, First Choice Power,”

“Bad-debt expense at First Choice Power improved significantly for the quarter, from $14.3 million in 2009 to $5.8 million in 2010. The improved bad-debt expense reflects fewer customer departures and lower final customer bills. While we are pleased with this improvement of bad-debt expense, we are cautiously optimistic as the higher energy-use months approach,” she said.

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q1 Earnings                                                                5-7-10                              p. 2 of 4

SEGMENT REPORTING OF 2010 FIRST QUARTER EARNINGS

Regulated Operations

PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

●
PNM reported ongoing earnings of $1.7 million, or $0.02 per diluted share, compared with losses of less than $0.1 million in 2009. GAAP earnings were $4.3 million, or $0.05 per diluted share, compared with losses of $5.1 million, or $0.05 per diluted share, in 2009. GAAP results in 2010 include a $5.1 million after-tax gain related to the final disposition of litigation.

●
A 22 percent jump in heating degree-days helped to increase usage and partially offset higher power plant O&M costs. Weather-normalized load increased 1.6 percent during the quarter compared with the same period in 2009.

TNMP – an electric transmission and distribution utility in Texas.

●	TNMP reported ongoing and GAAP earnings of $1.6 million, or $0.02 per diluted share, compared with $1.4 million, or $0.02 per diluted share, in 2009.

●
Higher sales volumes and the September 2009 implementation of new transmission and distribution rates were offset by higher interest costs associated with refinanced debt. Retail energy sales grew 2.3 percent for the quarter, compared with 2009.

Unregulated Operations

First Choice Power – an unregulated retail electric provider in Texas.

●
First Choice Power reported ongoing earnings of $10.4 million, or $0.11 per diluted share, compared with $6.8 million, or $0.07 per diluted share, in 2009. GAAP losses were $7.5 million, or $0.08 per diluted share, compared with 2009 earnings of $7.0 million, or $0.07 per diluted share. 2010 GAAP results include a mark-to-market, after-tax loss of $17.9 million loss on economic hedges.

●
A significant reduction of bad-debt expense improved earnings. Bad-debt expense decreased from $14.3 million during the quarter in 2009 to $5.8 million in the same period this year. Fewer customer departures, combined with lower final bills, contributed to the reduction in bad-debt expense.

Optim Energy – jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C., Optim Energy owns interests in three generating assets in Texas, totaling nearly 1,200 megawatts.

●
PNM Resources’ share of Optim Energy net ongoing losses was $3.9 million, or $0.04 per diluted share, compared with 2009 losses of $2.0 million, or $0.02 per diluted share. PNM Resources’ share of net GAAP losses was $2.6 million, or $0.03 per diluted share, compared with 2009 earnings of $0.8 million, or $0.01 per diluted share.

●
PNM Resources' share of Optim Energy's ongoing EBITDA was $4.9 million, compared with $4.3 million in 2009. EBITDA improved due to savings from reduced operational costs and higher sales of ancillary services as a result of the addition of Cedar Bayou 4.

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PNM Resources Reports Q1 Earnings                                                                5-7-10                              p. 3 of 4

Corporate/Other – a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt. For the purposes of this news release, the Corporate/Other segment excludes the results of Optim Energy as reported above.

●
Corporate/Other reported ongoing and GAAP losses of $4.3 million, or $0.05 per diluted share, compared with 2009 ongoing losses of $4.5 million, or $0.05 per diluted share, and GAAP earnings of $9.4 million, or $0.10 per diluted share.

●
2009 GAAP earnings included non-recurring, after-tax gains of $4.5 million and $9.1 million associated with reacquired debt and the termination of the Cap Rock Energy acquisition agreement, respectively.

2010 GUIDANCE RANGE

PNM Resources today affirmed its 2010 financial projections. Management expects 2010 consolidated ongoing earnings to be in the range of $0.60 to $0.72 per diluted share and 2010 cash earnings to be in the range of $290 million and $315 million.

FIRST QUARTER EARNINGS CALL:  11 AM EASTERN TODAY

PNM Resources will discuss first quarter earnings results during a live conference call and Web cast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by dialing (877) 312-8620 or (253) 237-1197 five to 10 minutes prior to the event and referencing “the PNM Resources first quarter earnings conference call.” A telephone replay will be available at 1 p.m. Eastern until midnight May 21 by dialing (800) 642-1687 or (706) 645-9291 and using confirmation code 69097261. Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

E-MAIL ALERTS, RSS FEEDS AVAILABLE

PNM Resources encourages analysts, investors and other interested parties to visit www.PNMResources.com and register to automatically receive company financial information by e-mail or RSS feeds. Once registered, participants can choose from a menu to automatically receive requested information, including news releases, notices of webcasts and filings with the U.S. Securities and Exchange Commission. Participants can unsubscribe at any time and will not receive information that was not requested.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2009 consolidated operating revenues from continuing  operations of $1.6 billion. Through its utility and energy subsidiaries, PNM Resources has more than 2,710 megawatts of generation resources and serves electricity to more than 875,300 homes and businesses in New Mexico and Texas. The company also has a 50-percent ownership of Optim Energy, which owns nearly 1,200 megawatts of generation resources. For more information, visit the company’s Web site at www.PNMResources.com.

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PNM Resources Reports Q1 Earnings                                                                5-7-10                              p. 4 of 4

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources', PNM's, or TNMP's (collectively, the "Companies") expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and the Companies assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Companies caution readers not to place undue reliance on these statements. The Companies' business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include conditions affecting the Company’s ability to access the financial markets and negotiate new credit facilities for those expiring in 2011 and 2012, or Optim Energy’s access to additional debt financing following the utilization of its existing credit facility, including actions by ratings agencies affecting the Company’s credit ratings; the recession, its consequent extreme disruption in the credit markets, and its impacts on the electricity usage of the Company’s customers; state and federal regulatory and legislative decisions and actions, including appeals of prior regulatory proceedings, and including provisions relating to climate change, reduction of green house gases, coal combustion byproducts, and other power plant emissions; the ability of PNM to meet the renewable energy requirements established by the N.M. Public Regulation Commission, including the resource diversity requirement, within the specified cost parameters, and the Company’s ability to obtain federal and/or state funding and incentives for the development of alternative or renewable energy; the ability of PNM to successfully utilize a future test year in a rate filing with the NMPRC, including PNM’s ability to accurately forecast operating and capital expenditures and withstand challenges by regulators and intervenors; the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Plant, and Optim Energy generating units, and transmission systems; the risk that Optim Energy desires to expand its generation capacity but is unable to identify and implement profitable acquisitions or that PNM Resources and ECJV will not agree to make additional capital contributions to Optim Energy; the potential unavailability of cash from PNM Resources’ subsidiaries or Optim Energy due to regulatory, statutory or contractual restrictions; the impacts of the decline in the values of marketable equity securities on the trust funds maintained to provide nuclear decommissioning funding and pension and other postretirement benefits, including the levels of funding and expense; the ability of First Choice Power to attract and retain customers and collect amounts billed; changes in ERCOT protocols; changes in the cost of power acquired by First Choice Power; collections experience; insurance coverage available for claims made in litigation; fluctuations in interest rates; weather; water supply; changes in fuel costs; availability of fuel supplies; uncertainty regarding the requirements and related costs of decommissioning power plants owned or partially owned by PNM and Optim Energy and coal mines supplying certain PNM power plants, as well as the ability to recover decommissioning costs through charges to customers; the risk that replacement power costs incurred by PNM related to not meeting the specified capacity factor for its generating units under its Emergency FPPAC will not be approved by the NMPRC; the risk that PNM may not be able to renew rights-of-way on Native American lands or that the costs of rights-of-way are not allowed to be recovered through rates charged to customers; the effectiveness of risk management and commodity risk transactions; seasonality and other changes in supply and demand in the market for electric power; the impact of mandatory energy efficiency measures on customer energy usage; variability of wholesale power prices and natural gas prices; volatility and liquidity in the wholesale power markets and the natural gas markets; uncertainty regarding the ongoing validity of government programs for emission allowances; the risk that the resolution of the bankruptcy of the Lyondell Chemical Company results in significant adverse impacts on the operations of the Altura Cogen facility and Optim Energy; changes in the competitive environment in the electric industry; the risk that the Company and Optim Energy may have to commit to substantial capital investments and additional operating costs to comply with new environmental requirements including possible future requirements to address concerns about global climate change, and the resultant impacts on the operations and economic viability of generating plants in which PNM and Optim Energy have interests; the risks associated with completion of generation, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns; uncertainty surrounding the status of PNM’s participation in jointly-owned projects resulting from the scheduled expiration of the operational documents for the projects beginning in 2015 and potential changes in the objectives of the participants in the projects; the outcome of legal proceedings; changes in applicable accounting principles, and the performance of state, regional, and national economies.

Non-GAAP Financial Measures
PNM Resources (“the Company”) uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) and ongoing EBITDA to evaluate the operations of the Company and to establish goals for management and employees.  While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies.

CONTACTS:
Analysts                                                                Analysts & Media
Gina Jacobi                                                            Frederick Bermudez
Director, Investor Relations                                 (505) 241-4831
(505) 241-2211

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PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended March 31, 2010
	(in thousands)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 1,667	$ 1,644	$ 10,415	$ (3,934)	$ (4,327)	$ 5,465

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	(3,217)	-	(17,868)	1,305	-	(19,780)
Net change in unrealized impairments of NDT securities	725	-	-	-	-	725
Disposition of litigation	5,141	-	-	-	-	5,141
Total Adjustments	2,649	-	(17,868)	1,305	-	(13,914)

GAAP Net Earnings (Loss) Attributable to PNMR:	$ 4,316	$ 1,644	$ (7,453)	$ (2,629)	$ (4,327)	$ (8,449)

* Income tax effects calculated using tax rates of 35.65% for First Choice and TNMP and 39.59% for all other segments unless otherwise indicated.

	Quarter Ended March 31, 2009
	(in thousands)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ (84)	$ 1,421	$ 7,621	$ 6,760	$ (1,986)	$ (4,456)	$ 9,276

Adjusting items, net of income tax effects*
Business improvement plan	(320)	-	-			350	30
CapRock settlement	-	-	-	-	-	9,062	9,062
Depreciation associated with sale of gas assets	-	-	1,112	-	-	-	1,112
Gain on reacquired debt	-	-	-	-	-	4,493	4,493
Gain on sale of gas operations**	-	-	67,120	-	-	-	67,120
Mark-to-market impact of economic hedges	(3,554)	-	-	278	2,829	-	(447)
Net change in unrealized impairments of NDT securities	(1,097)	-	-	-	-	-	(1,097)
Total Adjustments	(4,971)	-	68,232	278	2,829	13,905	80,273

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	(5,055)	1,421		7,038	843	9,449	13,696
Discontinued Operations			75,853				75,853
Net Earnings (Loss)	$ (5,055)	$ 1,421	$ 75,853	$ 7,038	$ 843	$ 9,449	$ 89,549

* Income tax effects calculated using tax rates of 35.65% for TNMP and First Choice and 39.59% for all other segments unless otherwise indicated.
** As restated, see Note 12 of Notes to Consolidated Financial Statements in the 2009 Annual Reports on Form 10-K. The actuarial determination of the projected benefit obligation (PBO) for the PNM pension plan at December 31, 2009, revealed that there had been an increase in the PBO of $9.6 million due to the retirement of employees transferred to New Mexico Gas Company following the sale of PNM Gas in January 2009. This increase was expensed, similar to a plan curtailment, as required by GAAP and reduced the gain recognized on the sale. Gain on sale of gas operations is net of income taxes of $34.2 million.

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

		Quarter Ended March 31, 2010
		(earnings per diluted share)
		Utilities		First	Optim	Corp/	PNMR
		PNM Electric	TNMP Electric	Choice	Energy (50%)	Other
Ongoing Earnings (Loss)		$ 0.02	$ 0.02	$ 0.11	$ (0.04)	$ (0.05)	$ 0.06

Adjusting items
Mark-to-market impact of economic hedges		(0.04)	-	(0.19)	0.01	-	(0.22)
Net change in unrealized impairments of NDT securities		0.01	-	-	-	-	0.01
Disposition of litigation		0.06	-	-	-	-	0.06
Total Adjustments		0.03	-	(0.19)	0.01	-	(0.15)

GAAP Net Earnings (Loss) Attributable to PNMR:		$ 0.05	$ 0.02	$ (0.08)	$ (0.03)	$ (0.05)	$ (0.09)
Average Diluted Shares Outstanding*:	91,546,276

* Due to PNMR GAAP losses in the three months ended March 31, 2010, no potentially dilutive securities are reflected in the average number of common shares used to compute earnings (loss) per share since any impact would be anti-dilutive.

		Quarter Ended March 31, 2009
		(earnings per diluted share)
		Utilities			First	Optim	Corp/
		PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)		$ 0.00	$ 0.02	$ 0.08	$ 0.07	$ (0.02)	$ (0.05)	$ 0.10

Adjusting items
Business improvement plan		-	-	-	-	-	-	-
CapRock settlement		-	-	-	-	-	0.10	0.10
Depreciation associated with sale of gas assets		-	-	0.01	-	-	-	0.01
Gain on reacquired debt		-	-	-	-	-	0.05	0.05
Gain on sale of gas operations*		-	-	0.74	-	-	-	0.74
Mark-to-market impact of economic hedges		(0.04)	-	-	-	0.03	-	(0.01)
Net change in unrealized impairments of NDT securities		(0.01)	-	-	-	-	-	(0.01)
Total Adjustments		(0.05)	-	0.75	-	0.03	0.15	0.88

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations		(0.05)	0.02		0.07	0.01	0.10	0.15
Discontinued Operations				0.83				0.83
Net Earnings (Loss)		$ (0.05)	$ 0.02	$ 0.83	$ 0.07	$ 0.01	$ 0.10	$ 0.98
Average Diluted Shares Outstanding:	91,439,925

* As restated, see Note 12 of Notes to Consolidated Financial Statements in the 2009 Annual Reports on Form 10-K. The actuarial determination of the projected benefit obligation (PBO) for the PNM pension plan at December 31, 2009, revealed that there had been an increase in the PBO of $9.6 million due to the retirement of employees transferred to New Mexico Gas Company following the sale of PNM Gas in January 2009. This increase was expensed, similar to a plan curtailment, as required by GAAP and reduced the gain recognized on the sale.

PNM Resources
Schedule 3
Segment Reconciliation of GAAP Net Earnings to Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Quarter Ended March 31, 2010
	PNM Electric	TNMP Electric	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$4.3	$1.6	($7.5)	($6.8)	($8.4)

Interest charges	18.1	7.9	0.3	5.1	31.4
Income taxes	2.9	1.1	(4.2)	(4.7)	(4.9)
Depreciation and amortization	22.9	10.1	0.3	4.0	37.3

EBITDA	48.2	20.7	(11.1)	(2.4)	55.4

GAAP to ongoing adjustments (before tax)	(5.1)	0.0	27.8	(2.3)	20.4

Ongoing EBITDA	$43.1	$20.7	$16.7	($4.7)	$75.8

	Quarter Ended March 31, 2009
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	($5.1)	$1.4	$75.9	$7.0	$10.4	$89.5

Interest charges	17.2	4.1	1.0	1.0	6.6	29.9
Income taxes	(3.3)	1.0	40.0	3.9	6.0	47.6
Depreciation and amortization	21.7	8.6	0.0	0.5	4.6	35.4

EBITDA	30.5	15.1	116.9	12.4	27.6	202.5

GAAP to ongoing adjustments (before tax)	8.4	0.0	(101.4)	(0.4)	(27.8)	(121.2)

Ongoing EBITDA	$38.9	$15.1	$15.5	$12.0	($0.2)	$81.3

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 4 for calculation of Optim Energy ongoing EBITDA.

PNM Resources
Schedule 4
Calculation of Optim Energy Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)

Quarter Ended
March 31, 2010
(in millions)

GAAP Net Earnings	$ (8.0)

Interest expense	4.7
Income tax	0.0
Depreciation and amortization expense	12.1
Mark-to-market impact of economic hedges	(4.3)
Purchase accounting amortizations	5.3

Ongoing Optim Energy EBITDA	9.8

50 percent of Ongoing EBITDA (PNMR share)	$ 4.9

Quarter Ended
March 31, 2009
(in millions)

GAAP Net Earnings	$ 3.1

Interest expense	2.5
Income tax	0.2
Depreciation and amortization expense	7.7
Mark-to-market impact of economic hedges	(9.4)
Purchase accounting amortizations	4.4

Ongoing Optim Energy EBITDA	8.5

50 percent of Ongoing EBITDA (PNMR share)	$ 4.3

PNM Resources
Schedule 5
Reconciliation of Ongoing (non-GAAP) Net Earnings
to GAAP Consolidated Statement of Earnings (Loss)
 (Preliminary and Unaudited)
(in thousands, except per share data)

	Quarter Ended March 31,
	2010				2009
	GAAP	Adjustments		Ongoing	GAAP	Adjustments		Ongoing
	(in thousands, except per share data)

Operating revenues	$ 383,457	$ 2,093	(a)	$ 385,550	$ 385,865	$ (2,752)	(a)	$ 383,113
Cost of energy	190,888	(26,496)	(b)	164,392	181,248	(8,202)	(a)	173,046
Gross margin	192,569	28,589		221,158	204,617	5,450		210,067
Other operating expenses	144,747	(687)	(c)	144,060	138,643	37	(g)	138,680
Depreciation and amortization	37,279	(713)	(d)	36,566	36,071	-		36,071
Operating income (loss)	10,543	29,989		40,532	29,903	5,413		35,316
Equity in net earnings (loss) of Optim Energy	(4,352)	(2,160)	(a)	(6,512)	1,395	(4,682)	(a)	(3,287)
Net other income (deductions)	15,066	(9,710)	(e)	5,356	21,645	(20,634)	(h)	1,011
Interest charges	(31,410)	-		(31,410)	(28,949)	-		(28,949)
Earnings (Loss) before Income Taxes	(10,153)	18,119		7,966	23,994	(19,903)		4,091
Income Taxes (Benefit)	(4,939)	7,308	(f)	2,369	7,587	(7,862)	(f)	(275)
Earnings (Loss) from Continuing Operations	(5,214)	10,811		5,597	16,407	(12,041)		4,366
Earnings from Discontinued Operations, net
of Income Taxes	-	-		-	75,853	(68,232)	(i)	7,621
Net Earnings (Loss)	(5,214)	10,811		5,597	92,260	(80,273)		11,987
Earnings Attributable to Valencia Non-controlling
Interest	(3,103)	3,103	(d)	-	(2,579)	-		(2,579)
Preferred Stock Dividend Requirements of Subsidiary	(132)	-		(132)	(132)	-		(132)
Net Earnings (Loss) Attributable to PNMR	$ (8,449)	$ 13,914		$ 5,465	$ 89,549	$ (80,273)		$ 9,276

Earnings (Loss) from Continuing Operations Attributable to PNMR per Common Share:
Basic	$ (0.09)	$ 0.15		$ 0.06	$ 0.15	$ (0.13)		$ 0.02
Diluted	$ (0.09)	$ 0.15		$ 0.06	$ 0.15	$ (0.13)		$ 0.02

Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$ (0.09)	$ 0.15		$ 0.06	$ 0.98	$ (0.88)		$ 0.10
Diluted	$ (0.09)	$ 0.15		$ 0.06	$ 0.98	$ (0.88)		$ 0.10

Average common shares outstanding:
Basic	91,546				91,332
Diluted	91,546				91,440

(a) Mark-to-market impact of economic hedges
(b)	Mark-to-market impact of economic hedges $30,999; Consolidation of Valencia ($4,503)
(c) Consolidation of Valencia
(d) Consolidation of Valencia
(e)	Net change in unrealized impairments of NDT securities $(1,200); disposition of litigation $(8,510);
(f) Net taxes on adjusting items
(g) Business improvement plan
(h)	Business improvement plan $(12); Cap Rock Energy acquisition termination agreement $(15,000), gain on reacquired debt $(7,438); unrealized impairments of NDT securities $1,816
(i)	Depreciation on gas assets $(1,112); gain on sale of PNM Gas $(67,120)

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands, except per share amounts)
Operating Revenues:
Electric	$383,396	$385,803
Other	61	62
Total operating revenues	383,457	385,865

Operating Expenses:
Cost of energy	190,888	181,248
Administrative and general	62,785	62,138
Energy production costs	53,885	48,557
Depreciation and amortization	37,279	36,071
Transmission and distribution costs	13,890	14,017
Taxes other than income taxes	14,187	13,931
Total operating expenses	372,914	355,962
Operating income	10,543	29,903

Other Income and Deductions:
Interest income	5,027	5,223
Gains (losses) on investments held by NDT	1,743	(4,382)
Other income	10,137	23,164
Equity in net earnings (loss) of Optim Energy	(4,352)	1,395
Other deductions	(1,841)	(2,360)
Net other income (deductions)	10,714	23,040

Interest Charges	31,410	28,949

Earnings (Loss) before Income Taxes	(10,153)	23,994

Income Taxes (Benefit)	(4,939)	7,587

Earnings (Loss) from Continuing Operations	(5,214)	16,407

Earnings from Discontinued Operations, net of Income
Taxes of $0 and $40,027	-	75,853

Net Earnings (Loss)	(5,214)	92,260

Earnings Attributable to Valencia Non-controlling Interest	(3,103)	(2,579)

Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)

Net Earnings (Loss) Attributable to PNMR	$(8,449)	$89,549

Earnings (Loss) from Continuing Operations Attributable to PNMR per Common Share:
Basic	$(0.09)	$0.15
Diluted	$(0.09)	$0.15
Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$(0.09)	$0.98
Diluted	$(0.09)	$0.98

Dividends Declared per Common Share	$0.125	$0.125

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2010	2009
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$28,986	$14,641
Special deposits	31,962	52
Accounts receivable, net of allowance for uncollectible accounts of $11,415 and $12,783	100,956	106,593
Unbilled revenues	61,399	78,274
Other receivables	79,847	77,672
Materials, supplies, and fuel stock	50,532	50,631
Regulatory assets	18,976	7,476
Commodity derivative instruments	61,783	50,619
Income taxes receivable	127,597	129,171
Other current assets	90,758	63,076

Total current assets	652,796	578,205

Other Property and Investments:
Investment in PVNGS lessor notes	121,796	137,511
Equity investment in Optim Energy	193,589	195,666
Investments held by NDT	141,237	137,032
Other investments	24,645	25,528
Non-utility property, net of accumulated depreciation of $3,999 and $3,779	7,704	7,923

Total other property and investments	488,971	503,660

Utility Plant:
Plant in service and plant held for future use	4,735,674	4,693,530
Less accumulated depreciation and amortization	1,628,167	1,611,496
	3,107,507	3,082,034
Construction work in progress	166,198	181,078
Nuclear fuel, net of accumulated amortization of $23,830 and $19,456	75,473	69,337

Net utility plant	3,349,178	3,332,449

Deferred Charges and Other Assets:
Regulatory assets	525,056	524,136
Goodwill	321,310	321,310
Other intangible assets, net of accumulated amortization of $5,314 and $5,272	26,525	26,567
Commodity derivative instruments	3,779	2,413
Other deferred charges	92,775	71,181

Total deferred charges and other assets	969,445	945,607
	$5,460,390	$5,359,921

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2010	2009
	(In thousands, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$287,973	$198,000
Current installments of long-term debt	2,125	2,125
Accounts payable	103,354	111,432
Accrued interest and taxes	66,717	45,341
Regulatory liabilities	1,701	908
Commodity derivative instruments	59,944	24,025
Other current liabilities	152,114	181,442

Total current liabilities	673,928	563,273

Long-term Debt	1,565,366	1,565,206

Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	528,773	531,166
Accumulated deferred investment tax credits	19,911	20,518
Regulatory liabilities	354,503	350,324
Asset retirement obligations	72,418	70,963
Accrued pension liability and postretirement benefit cost	275,681	281,923
Commodity derivative instruments	12,133	4,549
Other deferred credits	124,611	121,394

Total deferred credits and other liabilities	1,388,030	1,380,837

Total liabilities	3,627,324	3,509,316

Commitments and Contingencies (See Note 9)

Cumulative Preferred Stock of Subsidiary
without mandatory redemption requirements ($100 stated value, 10,000,000 shares authorized:
issued and outstanding 115,293 shares)	11,529	11,529

Equity:
PNMR Convertible Preferred Stock, Series A without mandatory redemption requirements
(no stated value, 10,000,000 shares authorized: issued and outstanding 477,800 shares)	100,000	100,000
PNMR common stockholders’ equity:
Common stock outstanding (no par value, 120,000,000 shares authorized: issued
and outstanding 86,673,174 shares)	1,290,248	1,289,890
Accumulated other comprehensive income (loss), net of income taxes	(44,044)	(46,057)
Retained earnings	386,003	405,884
Total PNMR common stockholders’ equity	1,632,207	1,649,717
Non-controlling interest in Valencia	89,330	89,359
Total equity	1,821,537	1,839,076

	$5,460,390	$5,359,921

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Cash Flows From Operating Activities:
Net earnings (loss)	$(5,214)	$92,260
Adjustments to reconcile net earnings (loss) to net cash flows from operating activities:
Depreciation and amortization	44,318	42,305
PVNGS firm sales contract revenue	(14,329)	(13,964)
Bad debt expense	6,397	14,908
Deferred income taxes (benefit)	(4,334)	(89,714)
Equity in net (earnings) loss of Optim Energy	4,352	(1,395)
Net unrealized losses on derivatives	33,355	6,955
Realized (gains) losses on investments held by NDT	(1,743)	4,382
Gain on sale of PNM Gas	-	(101,369)
Gain on reacquired debt	-	(7,467)
Stock based compensation expense	1,427	1,070
Other, net	(807)	333
Changes in certain assets and liabilities:
Accounts receivable and unbilled revenues	16,113	4,423
Materials, supplies, and fuel stock	98	2,098
Other current assets	(70,817)	(1,521)
Other assets	(4,594)	1,386
Accounts payable	(8,078)	(79,020)
Accrued interest and taxes	22,950	139,815
Other current liabilities	(21,680)	(26,823)
Other liabilities	(10,670)	(3,950)
Net cash flows from operating activities	(13,256)	(15,288)

Cash Flows From Investing Activities:
Utility plant additions	(67,542)	(80,850)
Proceeds from sales of investments held by NDT	20,699	44,391
Purchases of investments held by NDT	(21,614)	(44,724)
Proceeds from sale of PNM Gas	-	640,620
Transaction costs for sale of PNM Gas	-	(10,604)
Return of principal on PVNGS lessor notes	14,216	11,458
Other, net	165	416
Net cash flows from investing activities	(54,076)	560,707

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Cash Flows From Financing Activities:
Short-term borrowings (repayments), net	89,973	(599,067)
Long-term borrowings	-	309,242
Repayment of long-term debt	-	(314,079)
Issuance of common stock	-	620
Proceeds from stock option exercise	483	-
Purchase of common stock to satisfy stock awards	(1,446)	(803)
Excess tax (shortfall) from stock-based payment arrangements	(106)	(519)
Dividends paid	(11,564)	(11,546)
Equity transactions with Valencia’s owner	(3,132)	-
Payments received on PVNGS firm-sales contracts	7,593	7,634
Debt issuance costs and other	(124)	(7,075)
Net cash flows from financing activities	81,677	(615,593)

Change in Cash and Cash Equivalents	14,345	(70,174)
Cash and Cash Equivalents at Beginning of Period	14,641	140,644
Cash and Cash Equivalents at End of Period	$28,986	$70,470

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$5,349	$19,533
Income taxes paid (refunded), net	$(2,020)	$(1,777)

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Three Months Ended March 31,
	2010	2009	Change
	(In millions, except customers)
Residential	$84.4	$73.7	$10.7
Commercial	72.9	70.0	2.9
Industrial	20.3	19.0	1.3
Public authority	4.4	4.4	-
Other retail	2.1	2.9	(0.8)
Transmission	9.7	7.7	2.0
Firm requirements wholesale	8.2	7.6	0.6
Other sales for resale	30.6	43.5	(12.9)
Mark-to-market activity	(2.1)	3.2	(5.3)
	$230.5	$232.0	$(1.5)
Average retail customers (thousands)	501.0	497.9	3.1

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended March 31,
	2010	2009	Change
	(Gigawatt hours)
Residential	858.4	795.7	62.7
Commercial	881.2	855.6	25.6
Industrial	349.8	355.2	(5.4)
Public authority	54.2	51.7	2.5
Firm requirements wholesale	177.2	183.6	(6.4)
Other sales for resale	541.2	1,060.1	(518.9)
	2,862.0	3,301.9	(439.9)

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues, and average number of customers:

	Three Months Ended March 31,
	2010	2009	Change
	(In millions, except customers)
Residential	$18.9	$14.4	$4.5
Commercial	17.5	16.0	1.5
Industrial	3.0	3.0	-
Other	8.8	7.8	1.0
	$48.2	$41.2	$7.0
Average customers (thousands) (1)	228.5	228.1	0.4

(1)    Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include 79,193 and 89,895 customers of TNMP Electric for the three months ended March 31, 2010 and 2009, who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended March 31,
	2010	2009	Change
	(Gigawatt hours(1))
Residential	611.5	509.8	101.7
Commercial	476.4	460.3	16.1
Industrial	516.8	424.1	92.7
Other	24.8	25.8	(1.0)
	1,629.5	1,420.0	209.5

(1)    The GWh sales reported above include 249.5 and 248.3 GWhs for the three months ended March 31, 2010 and 2009 used by customers of TNMP Electric, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

 The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Three Months Ended March 31,
	2010	2009	Change
	(In millions, except customers)
Residential	$74.7	$76.0	$(1.3)
Mass-market	4.2	8.3	(4.1)
Mid-market	30.9	32.1	(1.2)
Trading gains (losses)	-	(0.1)	0.1
Other	4.6	5.9	(1.3)
	$114.4	$122.2	$(7.8)
Actual customers (thousands) (1,2)	221.4	246.7	(25.3)

(1)    See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)    Due to the competitive nature of First Choice’s business, actual customer count at March 31 is presented in the table above as a more representative business indicator than the average customers that are shown in the table for TNMP customers.

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended March 31,
	2010	2009	Change
	(Gigawatt hours) (1)
Residential	550.1	501.8	48.3
Mass-market	26.6	42.0	(15.4)
Mid-market	251.2	248.7	2.5
Other	2.0	2.3	(0.3)
	829.9	794.8	35.1

(1)  See note above in the TNMP Electric segment discussion about the impact of TECA.